Exhibit 99.1

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE KULR TECHNOLOGY GROUP, INC.	C.A. No. 2026- ___ - ___

VERIFIED PETITION FOR RELIEF PURSUANT TO 8 DEL. C. § 205

Petitioner KULR Technology Group, Inc. (“KULR” or the “Company”), by and through its undersigned attorneys, brings this petition pursuant to Section 205 of the General Corporation Law of the State of Delaware (the “DGCL”) seeking to have this Court validate certain corporate acts and stock as follows:

NATURE OF THE ACTION

1.            The Company was incorporated on December 11, 2015, under the name Grant Hill Acquisition Corporation, pursuant to a Certificate of Incorporation filed with the Delaware Secretary of State. The Company, now operating under the name KULR Technology Group, Inc., has two types of outstanding stock: common stock (the “Common Stock”) listed on the NYSE American (the “NYSE American”) and a single series of high-vote preferred stock (the “Series A Preferred Stock”), which is held solely by its chief executive officer, Michael Mo (the “CEO”).

2.            Although the Company has identified numerous failures to comply with the technical requirements for authorization of corporate actions in the manner required by Delaware law, its records and disclosures generally convey a consistent and understandable picture of the composition of its board of directors (the “Board”) and its capital structure. Because the Company would require stockholder approval to ratify the defective corporate acts set forth in this Petition, but has both valid and putative shares of Common Stock disparately held by public stockholders thereby preventing the Company from tracking its valid shares, the Company cannot ratify the defective corporate acts under Section 204 of the DGCL and must seek validation from the Court. Because the defective corporate acts go to the foundation of the Company’s certificate of incorporation, its Board composition, and its capitalization, validation is critical to the Company and its stockholders.

FACTS AND DEFECTIVE CORPORATE ACTS

3.            KULR is a Delaware corporation, publicly listed for trading on the NYSE American, with its corporate headquarters in Webster, Texas. KULR is a developer and manufacturer of battery systems and thermal management technologies.

4.            Name Change Amendment. On April 19, 2016, the Company filed a Certificate of Amendment with the Delaware Secretary of State, changing its name to KT High-Tech Marketing Inc. (the “Name Change Amendment”), a copy of which is attached hereto as Exhibit A. The Company has not been able to locate a record of the Board approving the Name Change Amendment as required by Section 242 of the DGCL.

5.            Authorized Common Amendment. On December 31, 2018, the Company filed a Certificate of Amendment, increasing the authorized Common Stock from 100 million to 500 million shares of Common Stock (the “Authorized Common Amendment”), a copy of which is attached hereto as Exhibit B. Although the Board and stockholders approved the Authorized Common Amendment, the stockholders did not approve the amendment after the Board approved and declared advisable the Authorized Common Amendment as required by Section 242 of the DGCL.

6.            Series A Preferred Stock Designation and Issuances. On June 6, 2017, pursuant to authority set forth in the certificate of incorporation, the Board approved and the Company filed with the Delaware Secretary of State a Certificate of Designation of Series A Voting Preferred Stock (the “COD”), a copy of which is attached hereto as Exhibit C, authorizing 1,000,000 shares of Series A Preferred Stock. The Board resolutions authorizing the designation (the “Series A Designation”) and issuance of Series A Preferred Stock consistently stated that the Series A Preferred Stock was intended as a Company tool wielded by the CEO in his capacity as an officer of the Company and that the Company would be able to re-acquire the shares of Series A Preferred Stock if the CEO ceased to serve in a corporate capacity. Indeed, the Board resolutions adopting the COD stated that it was in the best interest of the Company . . . to issue such Series A Preferred shares to Michael Mo in consideration for his services to the Corporation and to vest in Mr. Mo certain voting controls to protect against any takeover actions of a third party after the Corporation has merged with or acquired a business.

7.            The COD provided that the Series A Preferred Stock would have 100 votes per share, provided that it shall have no right to dividends or distribution in a liquidation, dissolution, or winding up of the Company, and was silent with respect to redemptions. There is uncertainty whether the Series A Preferred Stock constitutes preferred stock under Sections 102 and 151 of the DGCL.

8.            On January 26, 2024 and January 16, 2025, the Company issued 730,000 and 270,000 shares of Series A Preferred Stock to the CEO, respectively (collectively, the “Series A Issuances”). After the January 26, 2024 issuance, the CEO’s stock voting power was approximately 45%, as disclosed in the Schedule 13D filed on that date. After the January 16, 2025 issuance, the CEO’s stock voting power was approximately 33%, as disclosed in the Schedule 13D filed on January 17, 2025. The Board, following stockholder approval of the Series A Issuances by written consents dated November 5, 2018 and February 9, 2024, stated in resolutions approving both of the Series A Issuances, as well as previous resolutions approving such issuances to the CEO, that:

•	“it is in the best interest of the Corporation to issue such Series A Preferred shares to Michael Mo in consideration for his efforts in progressing the Corporation and to vest in Mr. Mo certain voting controls to protect against any takeover actions of a third party so as to allow the Corporation to merge with or acquire synergistic businesses and avoid unwanted takeovers before or after such merger or acquisition.” Unanimous Written Consent of the Board of Directors of KULR, dated November 21, 2018.

•	“WHEREAS, the Company is committed to making strategic decisions that enhance the growth and stability of the Company and ensure its long-term success, while safeguarding its interests against external risks, including hostile takeover actions by third parties targeting any of the Company’s assets or subsidiaries; WHEREAS, the Board and the Company’s management, in light of evolving market dynamics and competitive pressures, has and continues to conduct extensive outreach to seek opportunities for potential current and/or future engagements with commercial, financial, and/or strategic parties, and recognizes that empowering leadership with the necessary tools to execute on such strategic initiatives is crucial for the Company’s future growth and stability; WHEREAS, the Board recognizes and identifies the issuance of Series A Voting Preferred Stock to the Company’s CEO as a key strategy to reinforce the Company’s flexibility to tactically take advantage of strategic opportunities with commercial or financial counterparties and to provide defenses against potential hostile third-party actions . . . RESOLVED, that, subject to the limitations set forth in the following resolution, the Board hereby approves, ratifies and authorizes the issuance of initially 730,000 shares of the previously designated Series A Super Voting Preferred Stock to Michael Mo, Chairman and CEO of the Company, in accordance with the strategic determinations previously outlined; and it is further RESOLVED, that notwithstanding the foregoing, the Board emphasizes the conditional nature of this issuance, reserving the full and unequivocal right to revoke, rescind, transfer or otherwise cancel the issued Series A Super Voting Preferred Stock in the event Michael Mo is removed from any position with the Company (as opposed to voluntarily resigning from such position to allow for a successor) or resigns from all positions with the Company . . . .” Unanimous Written Consent of the Board of Directors of KULR, dated January 26, 2024.

•	“WHEREAS, the Company is committed to making strategic decisions that enhance the growth and stability of the Company and ensure its long-term success, while safeguarding its interests against external risks, including hostile takeover actions by third parties targeting any of the Company’s assets or subsidiaries; WHEREAS, the Board and the Company’s management, in light of evolving market dynamics and competitive pressures, has and continues to conduct extensive outreach to seek opportunities for potential current and/or future engagements with commercial, financial, and/or strategic parties, and recognizes that empowering leadership with the necessary tools to execute on such strategic initiatives is crucial for the Company’s future growth and stability; WHEREAS, the Board recognizes and identifies the issuance of an additional 270,000 Series A Voting Preferred Stock to the Company’s CEO as a key strategy to reinforce the Company’s flexibility to tactically take advantage of strategic opportunities with commercial or financial counterparties and to provide defenses against potential hostile third-party actions; . . . RESOLVED, that, subject to the limitations set forth in the following resolution, the Board hereby approves, ratifies and authorizes the issuance of an additional 270,000 shares of the previously designated Series A Super Voting Preferred Stock to Michael Mo, Chairman and CEO of the Company, in accordance with the strategic determinations previously outlined; and it is further RESOLVED, that notwithstanding the foregoing, the Board emphasizes the conditional nature of this issuance, reserving the full and unequivocal right to revoke, rescind, transfer or otherwise cancel the issued Series A Super Voting Preferred Stock in the event Michael Mo is removed from any position with the Company (as opposed to voluntarily resigning from such position to allow for a successor) or resigns from all positions with the Company.” Unanimous Written Consent of the Board of Directors of KULR, dated January 16, 2025.

9.            On January 17, 2025, the Company filed a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”) disclosing the Series A Issuance:

The issuance is subject to the Board reserving the full and unequivocal right to revoke, rescind, transfer or otherwise cancel the issued Non-convertible Series A Voting Preferred Stock in the event Michael Mo is removed from any position with the Company or resigns from all positions with the Company. This conditional arrangement is designed to ensure that the voting power conferred by the Non-convertible Series A Voting Preferred Stock remains tied to the active leadership of the Company. This underscores the Board’s commitment to maintaining alignment with the long-term interests of the Company and its stockholders. The Independent Members of the Board have determined that the issuance represents a pivotal strategic move to reinforce and enhance the Company’s flexibility to optimize the Company’s negotiating position in any potential current and/or future engagements with commercial, financial, and/or strategic parties, and to provide defenses against potential hostile third-party actions.

On the same day, the CEO also filed a Schedule 13D with the SEC containing an identical disclosure that the shares of Series A Preferred Stock were subject to revocation, rescission, transfer, or cancellation under the terms described in the Company’s Form 8-K.

10.            The understanding of the Company, the Board, and the CEO that the Series A Preferred Stock was subject to acquisition by the Company for little or no payment under specified circumstances was further memorialized by a Letter Agreement Regarding Return of Series A Voting Preferred Stock, dated May 13, 2026, by and between the Company and the CEO, in the form of Exhibit D. The Company disclosed the Letter Agreement in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, which was filed with the SEC on May 14, 2026.

11.            The Series A Issuances were approved by a majority of disinterested directors—in each case, two of the three directors then in office were disinterested—with the CEO recusing himself. The Board, however, approved the Series A Issuances by written consents, which were signed by all directors but may not have been unanimous as required by Section 141 of the DGCL, due to the CEO’s recusals.

12.            Reverse Split Amendment. On June 20, 2025, the Company filed with the Delaware Secretary of State a Certificate of Amendment to the Certificate of Incorporation (the “Reverse Split Amendment”), a copy of which is attached hereto as Exhibit E, providing for the combination of issued and outstanding shares of Common Stock on an 8:1 ratio (the “Reverse Split”). Although the Board, by written consent dated February 2, 2024 and at meetings on May 27 and May 31, 2025, adopted resolutions approving the Reverse Split on a range of ratios including the 8:1 ratio, and although the stockholders, by written consent dated February 9, 2024, approved a form of Reverse Split Amendment and the Reverse Split on a range of ratios including the 8:1 ratio, the Company has not been able to locate a record of the Board and stockholders approving the Reverse Split Amendment in the form filed with the Delaware Secretary of State as required by Section 242 of the DGCL.

13.            One effect of the Reverse Split was to increase the CEO’s stock voting power from below a majority to above a majority. At the time of each Board and stockholder approval of the Reverse Split and the filing of the Reverse Split Amendment, from February 2024 until June 2025, the Board was composed of and the Reverse Split was approved by a majority of the disinterested directors who constituted a majority of the Board. Following the Reverse Split, the CEO held approximately 71% of the stock voting power of the Company, as disclosed in the Company’s Form 10-Q filed on August 14, 2025.

14.            Board Increase, Vacancy Filling, Officer Appointment, and Independent Director Compensation. On June 5, 2025, the Board expanded the Board to five authorized directorships (the “Board Increase”), elected Aron Schwartz and Shawn Carter as directors to fill those vacancies (the “Vacancy Filling”), appointed Jay Yamamoto as General Counsel and Secretary (the “Officer Appointment”), and approved cash and equity compensation for two independent, non-employee directors, Dr. Joanna Massey and Donna Grier (the “Independent Director Compensation”), with Dr. Massey and Ms. Grier recusing themselves. The Board, however, approved these actions by written consent, which were signed by all directors but may not have been unanimous as required by Section 141 of the DGCL, due to the independent directors’ recusals.

COUNT ONE

(Validation of Defective Corporate Act Under 8 Del. C. § 205)

15.            KULR repeats and reiterates the allegations above as if fully set forth herein.

16.            There is uncertainty regarding the validity and effectiveness of the foregoing corporate acts (collectively, the Name Change Amendment, Authorized Common Amendment, Series A Designation, Series A Issuances, Reverse Split Amendment, Reverse Split, Board Increase, Vacancy Filling, Officer Appointment, and Independent Director Compensation, the “Defective Corporate Acts”) for the foregoing reasons.

17.            There is uncertainty whether KULR can ratify the Defective Corporate Acts under 8 Del. C. § 204 because, as a result of mixing of valid and putative shares in the public float, it cannot identify the holders of all shares of its valid stock.

18.            The foundational uncertainty created by the Defective Corporate Acts, including with respect to the size and composition of the Board and a substantial proportion KULR stock voting power, creates uncertainty regarding significant corporate actions and the Company’s ability to authorize and effect corporate actions. See In re Covalent Group, Inc., C.A. No. 2021-0680-KSJM, at 21-22 (Del. Ch. Sept. 1, 2021) (“Covalent Group”) (TRANSCRIPT) (stating in a validation proceeding that self-help is unavailable to cure such foundational defects, including those arising from a conversion to and incorporation as a Delaware corporation, noting that “defects identified in connection with the conversion itself, the establishment of the board, and the adoption of the bylaws, are .. . . so foundational, they rendered the corporation incapable of self-correcting the problems. That's the bad news. The good news is these are precisely the sorts of problems that Section 205 was adopted to correct”).

19.            On information and belief, the Defective Corporate Acts were approved and effectuated with the good faith belief that the approvals and effectuations were in compliance with the provisions of the DGCL.

20.            KULR, the Board, its officers, and its stockholders have treated the Defective Corporate Acts as valid, several for longer than the statutory limitations period. For example, KULR has acted and disclosed at all times as if the Series A Preferred Stock were authorized, outstanding, and representative of substantial stock voting power, KULR’s capitalization table and publicly available SEC filings reflects the authorization and issuance to the CEO of the Series A Preferred Stock on the terms and conditions described herein, and KULR has taken significant corporate actions on the basis that they were authorized by the holders of the Series A Preferred Stock (including bylaw amendments, the removal of Dr. Massey, Ms. Grier, and Messrs. Schwartz and Carter as directors, and the election of Benjamin Andrew Frank and Dr. Michael Philip Kimel as directors to fill two of the vacancies resulting from such director removals, as approved by stockholders on April 28, 2026).

21.            On information and belief, no persons would be harmed by the validation of the Defective Corporate Acts. All current holders of valid stock or putative stock of the Company have acquired and held such stock with the belief that Defective Corporate Acts (and the corporate acts authorized in reliance thereon) were valid, and validation of the Defective Corporate Acts will merely confirm, not upset, all parties’ reasonable expectations.

22.            Without relief from this Court, KULR could be harmed. The Board and its overall capitalization would remain uncertain, and KULR would be unable to remedy that uncertainty.

23.            Without relief from this Court, KULR’s stockholders could be harmed as a result of the uncertainty regarding the Board and its capitalization.

24.            In addition, the uncertainty concerning these matters can be expected to continue to hamper or delay the Company’s ability to obtain financing on favorable terms, to pursue a public offering, to authorize and effect routine and significant corporate actions, and/or to engage in other beneficial transactions.

25.            Before the filing of this Petition, all of the currently serving directors of the Company provided written confirmation of the facts and statements set forth in, and their support for the filing of, this Petition.

26.            The Company believes that consideration of any factors or considerations the Court deems just and equitable will support the determination to grant the requested relief. See 8 Del. C. § 205(d)(5).

27.            The Court is empowered, and has previously found it appropriate, under Section 205 to promptly grant the relief sought by this petition.

28.            KULR does not have an adequate remedy at law.

WHEREFORE, Petitioner respectfully requests that this Court enter an order as follows:

A.	Validating and declaring effective the Defective Corporate Acts;

B.	Validating and declaring effective the shares of Common Stock and Series A Preferred Stock authorized and issued pursuant to the Defective Corporate Acts;

C.	Ordering the Secretary of State to accept the Certificate of Validation, in the form of Exhibit F, with respect to the COD, making the changes required to give effect to the COD, the Series A Designation, and the Series A Issuances, as reflected in the redline attached hereto as Exhibit G, as a result of which (i) the COD shall be deemed to have been filed in the form attached to such Certificate of Validation; (ii) the filing of the COD, the Series A Designation, and the Series A Issuances shall not be deemed void or voidable as a result of the technical defects and issues described herein; and (iii) such effect shall be retroactive to June 6, 2017 at 2:43 p.m. Eastern Time; and

D.	Granting such other and further relief as the Court deems proper.

GREENBERG TRAURIG, LLP
Dated: October 23, 2026

/s/ Sarah R. Martin

Sarah R. Martin (ID No. 5230)

Trevor T. Nielsen (ID No. 6688)

222 Delaware Avenue, Suite 1600

Wilmington, Delaware 19801

(302) 661-7000

Sarah.Martin@gtlaw.com

Trevor.Nielsen@gtlaw.com

Attorneys for Petitioner KULR Technology Group, Inc.

Exhibit A

Name Change Amendment

[Attached]

Exhibit B

Authorized Common Amendment

[Attached]

Exhibit C

Certificate of Designation filed on June 6, 2017

[Attached]

Exhibit D

Letter Agreement dated May 13, 2026

[Attached]

Exhibit E

Reverse Split Amendment

[Attached]

Exhibit F

Certificate of Validation

[Attached]

Exhibit G

Redline

[Attached]

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